UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VNUS MEDICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3216535
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2200 Zanker Road, Suite F	95131
San Jose, California	(Zip Code)
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-117640

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock, par value $0.001 per share (“Common Stock”), of VNUS Medical Technologies, Inc., a Delaware corporation (“VNUS”), to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus which constitutes part of VNUS’ Registration Statement on Form S-1 (File No. 333-117640) initially filed with the Securities and Exchange Commission on July 23, 2004, as amended from time to time, and is incorporated herein by reference.

Item 2. Exhibits.

     The documents listed below are filed as exhibits to this Registration Statement:

Exhibit
Number	Exhibit Title
3.1(1)	Form of Amended and Restated Certificate of Incorporation, to be in effect upon the completion of the offering.

3.2(1)	Form of Amended and Restated Bylaws, to be in effect upon the completion of the offering.

4.1(1)	Form of Common Stock Certificate.

4.2(1)	Fifth Restated Stockholder Rights Agreement, dated August 15, 2001.

4.3(1)	Warrant to purchase common stock between VNUS Medical Technologies, Inc. and The Bay City Capital Fund I, L.P.

4.4(1)	Warrant to purchase common stock between VNUS Medical Technologies, Inc. and SPI Commerce Park, LP.

(1)	Incorporated by reference to VNUS’ Registration Statement on Form S-1 (File No. 333-117640).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 14, 2004	VNUS MEDICAL TECHNOLOGIES, INC.

	By:	/s/ Brian E. Farley

	Name:	Brian E. Farley
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
3.1(1)	Form of Amended and Restated Certificate of Incorporation, to be in effect upon the completion of the offering.

3.2(1)	Form of Amended and Restated Bylaws, to be in effect upon the completion of the offering.

4.1(1)	Form of Common Stock Certificate.

4.2(1)	Fifth Restated Stockholder Rights Agreement, dated August 15, 2001.

4.3(1)	Warrant to purchase common stock between VNUS Medical Technologies, Inc. and The Bay City Capital Fund I, L.P.

4.4(1)	Warrant to purchase common stock between VNUS Medical Technologies, Inc. and SPI Commerce Park, LP.

(1)	Incorporated by reference to VNUS’ Registration Statement on Form S-1 (File No. 333-117640).